SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No.1)

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 22, 2005


                                West Marine, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)



   Delaware                     0-22512                      77-0355502
-----------------            ---------------             ------------------
(State or other             (Commission File              (I.R.S. Employer
jurisdiction of              Number)                       Identification No.)
incorporation)



                   500 Westridge Drive                95076
                Watsonville, California
             --------------------------------      ------------
         (Address of principal executive office     (Zip Code)



                                 (831) 728-2700
                             -----------------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         "Safe Harbor" Statement Under the Private Securities Litigation
                               Reform Act of 1995

This Form 8-K includes "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934, including forward-looking statements concerning earnings expectations and statements that are predictive or express expectations that involve a number of risks and uncertainties. These forward-looking statements include, among other things, statements that relate to the financial statement impact of accelerating the vesting of all outstanding stock options, as well as facts and assumptions underlying these statements or projections. Actual results may differ from the results expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.


Item 1.01.   Entry into a Material Definitive Agreement.

As previously reported, on December 22, 2005, the Governance and Compensation Committee of the Board of Directors of West Marine, Inc. recommended, and the Board of Directors of West Marine, Inc. approved, the acceleration of the vesting of all of the unvested stock options granted under West Marine, Inc.'s Omnibus Equity Incentive Plan. This Amendment No. 1 to Form 8-K is being filed by West Marine to clarify that such unvested stock options also became immediately exercisable upon the acceleration of their vesting provisions.

The effect of the Governance and Compensation Committee's action was to amend each affected award agreement. A form of the notice to affected employees was filed as Exhibit 10.4 to the original Form 8-K and is incorporated by reference in this amendment.

The Governance and Compensation Committee's action accelerated the vesting of options covering approximately 1,771,460 million shares of common stock, of which 1,679,827 million had exercise prices above $13.56 per share, the reported closing price of West Marine common stock on the Nasdaq National Market for December 22, 2005. Options with exercise prices above the market value of West Marine common stock are sometimes referred to as "underwater options", and the purpose of accelerating the vesting of these underwater options was to allow West Marine to avoid in future years having to recognize compensation expense for these options despite the fact that the exercise prices of all such options exceeded the closing price of West Marine's common stock. The aggregate pre-tax expense that, absent the vesting acceleration of underwater options, would have been reflected in West Marine's consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $16.6 million.

The Governance and Compensation Committee determined to accelerate vesting for all unvested stock options, in part, to facilitate administration and, as a result of accelerating the vesting of the 91,633 million options with an exercise price less than the December 22, 2005 closing price, West Marine expects to recognize an expense of approximately $0.1 million in its consolidated financial statements for the fiscal fourth quarter of 2005.


Item 9.01.   Financial Statements and Exhibits.

             (a) Not Applicable.

             (b) Not Applicable.

             (c) Exhibits:

              10.1 Notice to holders of West Marine, Inc. stock options regarding accelerated vesting (incorporated by reference to Exhibit 10.4 to West Marine, Inc.'s Current Report on Form 8-K dated December 22, 2005 and filed December 29, 2005).

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WEST MARINE, INC.




Date:  January 18, 2006                By:  /s/ Eric Nelson
                                            -------------------------------
                                            Eric Nelson
                                            Senior Vice President and
                                            Chief Financial Officer